STATE OF GEORGIA                                                 EXHIBIT 10.15.1
COUNTY OF CRAWFORD


         THIS lease made this 1st day of February 1998, between the Development Authority of Crawford County, hereinafter sometimes referred to as "Authority" or "Lessor" and L.A. T Sportswear, Inc. hereinafter sometimes called "Lessee."


                                 REPRESENTATIONS

         The Authority is a public body corporate and politic created pursuant to the laws of the State of Georgia. The Authority has been duly activated as required by law and its directors have been duly appointed and are currently, acting in that capacity. The Authority has been created to promote the public good and general welfare, trade, commerce and industry and employment opportunities of Crawford County, Georgia.

         Anything herein to the contrary notwithstanding any obligation the Authority may herein incur for the payment of money will not be a general debt on its part but shall be payable solely from proceeds derived from this lease and any other revenues deriving out of in connection with the ownership of the leased property.

                             DESCRIPTION OF PROPERTY

         Lessor leases to Lessee the property described in Exhibit "A" together with all improvements thereon.

                                      TERM

         The term of this lease will be for sixty (60) months commencing February 1, 1998, and terminating on January 31, 2003, at 12:00 Noon unless sooner terminated under the provisions of the lease.

         In addition the Lessee will have the exclusive option to renew this lease for one consecutive 60 month period and one 24 month period. In order to exercise these renewal options Lessee must notify Lessor in writing no later than 60 days prior to the end of the initial lease term and no later than 60 days prior to the end of the applicable renewal terms.

                                      RENT

         The monthly lease payments will be set for 12 months at a time and will be determined by the monthly note payments made by the Authority to the United Bank of Milner on purchase of subject property. This note is a 144 month note for $152,020.75 with an initial rate of 6.25 percent. This note is a variable rate note and the interest rate will be the prime rate as set by the Wall Street Journal and will be adjusted accordingly.

         The rent for this lease for the initial 12 months term will be $2,466.51 per month payable in advance on the first day of each month beginning February 1, 1998, and ending January 31, 2003. The monthly rental payments for the remaining 48 months and all renewal periods shall be determined as described above.

         Lessees shall pay a late charge of 5% of the monthly payment for any monthly payment received by Lessor more than ten (10) days after due date.

         Lessees shall pay these monthly rental payments by paying the Lessor's note at the United Bank of Milner according to its terms.

                             CONDITIONS OF PREMISES

         The Lessee has examined and knows the conditions of the demised premises and receives the premises in the present condition.

                                     REPAIRS

         Lessees shall keep the premises in good condition and repair all damages to the premises. Lessors may enter the premises at any and all reasonable hours to inspect the premises to insure that all necessary repairs and maintenance functions are being performed or to make repairs.

                          ALTERATIONS AND MODIFICATIONS

         Lessee is hereby authorized to make alterations and modifications not amounting to structural changes in the premises but shall obtain the written approval of Lessor prior to making any alterations or modifications to the premises which require structural changes. All alterations or modifications shall become part of the premises and title thereto shall vest in the Lessor. All alterations and modifications undertaken by Lessee shall be performed and completed in a good and workmanlike manner.

                               RESTRICTIONS ON USE

         Lessees shall not use the demised premises for any unlawful or immoral purpose nor shall Lessee conduct any activity on the premises that will increase the danger from fire or the rate of insurance thereon. Lessees shall use premises for textile manufacturing, sales, shipping, and related uses. Lessor covenants and agrees that there are no restrictions upon the demised premises which would prohibit such uses.

                            ASSIGNMENT AND SUBLEASE:

         Lessees shall not have the right to assign its rights and duties under this lease or sublease the premises or any part thereof without the prior written consent of Lessor.


                                     NOTICES

         Any notices required or convenient to the carrying out of this agreement will be sent by First Class Mail to the following addresses:


                  Lessor:

                  Mr. Charles Westberry
                  Development Authority of Crawford County
                  Post Office Box 394
                  Roberta, Georgia 31078

                  Lessee:

                  L.A. T Sportswear, Inc.
                  Isador Mitzner
                  Post Office Box 926
                  Canton, Georgia 30114

                                    UTILITIES

         Lessees shall arrange for and bear the cost of all utility services furnished to the premises during the lease term.


                                      TAXES

         Any taxes due on the leasehold estate or personally located on the premises shall be the sole responsibility of the Lessee who shall pay any such taxes on time and in accordance with applicable law.

                                     DEFAULT
 A.       Events of Default:

         Lessee covenants and agrees with Lessor that anyone or more of the following events shall be considered events of default:

         (1) Lessees shall fail to make any monthly payment of rent when it becomes due under the terms of the lease, and such failure to pay shall continue for a period of 10 days after due date.

         (2) Lessees shall default in any of the other covenants and agreements herein contained and such default shall continue for 30 days after notice thereof in writing has been received by Lessee. Provided, however, that Lessee shall be given a reasonable time within which to perform any such other covenant or agreement herein contained, if after diligent effort by Lessee, the same cannot be performed within said 30 day period.

B.      Effect of Default:

         Upon the occurrence of any Event of Default, Lessor may pursue any of the following remedies:

         (1) Lessors may declare the term of the Lease ended and may re-enter the premises. Re-entry shall not be deemed to work a forfeiture of any rights which Lessor has under this Lease Agreement. The Lessor may require the Lessee to remove all personal property from the premises.

                  Upon termination of the lease for default, the entire balance of rent payments due under this lease with all accrued charges, shall, at the option of the lessor and its assignees and without notice to the undersigned become immediately due and payable and may be collected (together with reasonable attorneys fees) forthwith, time being the essence of this contract.

         (2) The Lessor may with or without terminating this lease and without notice to tenant, enter upon the premises or any part thereof, take exclusive possession of same and re-let the premises, without advertisement, by private negotiations, and for any term and rent rate which Lessor in its sole discretion determines. Lessees shall be liable to Lessor for the deficiency, if any, between all rent and other amounts due hereunder for the entire term hereof and the rental paid by any new tenants applicable to the remaining term hereof (or any part thereof) and for all Lessor's costs and expenses, including reasonable attorneys, fees in connection with the re-letting. Upon each such re-letting, all rent received by Lessor from such re-letting shall be applied or attributed first to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor; secondly to the payment of any costs and expenses of such re-letting, including reasonable attorneys I fees; and thirdly, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be paid to Lessee. If, during any year hereunder, the net amount of re-letting rent received and attributable to rent due from Lessee hereunder shall be less than the total amount of the rent required to be paid by Lessee during that year, then lessee shall pay any such deficiency to

Lessor, such deficiency to be calculated and paid annually. No such re-entry or taking of possession of said premises by Lessor shall be construed as an election on its part to terminate this Lease unless a written notice expressing such intention is given to Lessee; or unless the termination thereof is decreed by a court of competent jurisdiction.

                           SURRENDER AND HOLDING OVER

         Lessees shall surrender the premises to Lessor on expiration of this lease or termination of the lease as provided for herein. At the time of surrender, the premises shall be in the same condition as when received, normal wear and tear excepted. Except as is provided in Section entitled Option to Purchase herein, Lessee shall not make any claim in the demised premises against the interest of Lessor, and if Lessee holds the premises after termination of the lease, a tenancy from month to month shall be created thereby at a rental of $3300 per month, and the acceptance of the rental by Lessor will not extend the term of this lease in any manner.

                        DAMAGE OR DESTRUCTION OF PREMISES

         The Lessee shall carry and maintain hazard insurance, with extended coverage, at Lessee's expense, to cover loss by fire or other peril of the leased premises at least in the amount of $290, 000. Lessor and Lessee shall both be named as insureds and loss payees under such policy of insurance and to the extent of their respective insurable interests hereunder. Lessee shall be under a continuing obligation to furnish Lessor with a current copy of said policy. Should the leased premises be damaged by fire or other casualty and further should Lessee exercise his option to purchase as hereinafter stated, the first $290,000.00 or so much thereof as may be necessary, of insurance proceeds shall be applied to pay, in full the purchase money indebtedness of Lessor Authority in favor of United Bank of Milner, plus all interest due to the date of payment. The remaining insurance proceeds, hereunder, shall be and remain the property of Lessee. Should the building which forms a part of the leased premises be damaged by fire or other casualty and Lessee not exercise his option to purchase, as hereinafter stated, then the first $290,000. Of insurance proceeds, or so much thereof as may be necessary, shall be payable to Lessor. Such amount shall thereafter be used by Lessor to restore and reconstruct the building constituting a portion of the leased premises, and these insurance proceeds shall belong to and be the property of the Lessor Authority. To the extent that any such proceeds are not so used they shall be applied as follows:

         1. To pay the purchase money note and the indebtedness represented thereby of Lessor Authority to and in favor of United Bank of Milner plus all interest due to the date of payment, and being that indebtedness secured by the demised premises by Deed to Secure Debt, mortgage or other security instrument.

         2. To pay the balance of all sums due Lessor Authority under this Agreement.

         3. Any and all insurance proceeds remaining after applying 1 and 2 shall be the property of Lessee.

B. Subject to the terms and provisions of the option to purchase in favor of Lessee, as hereinafter stated, either party may terminate this lease by giving notice to the other party at any time within thirty (30) days after the occurrence of any damage or destruction to the premises, if damage or destruction:

         1. Renders more than fifty (50) percent of the premises untenantable and if the damage or destruction cannot be repaired so that it is tenantable within 120 days of the occurrence of the damage or destruction or,

C. In the event of damage or destruction Lessor shall have no obligation to repair or restore any part of the premises or any improvements in the premises except those which were in place and installed immediately before the term of this lease commenced and those which were built or installed thereafter at Lessor's expense and then only to the extent there is insurance for that purpose. If applicable, and subject to the provisions herein stated for termination and Lessee's option to purchase, Lessee shall repair, restore or replace all other parts of the premises and all other improvements to the premises, including those originally installed by Lessee at Lessee's expense.

                       NON-LIABILITY OF LESSOR FOR DAMAGES

         Lessors shall not be liable for liability or damage claims for injury to persons or property from any cause relating to the occupancy of the premises by Lessee, including those arising out of damages or injuries occurring on the sidewalks and other areas adjacent to the leased premises during the term of this lease or any extension thereof. Lessees shall indemnify Lessor from all liability, loss, or other damage claims or obligations arising from or relating to the occupancy of the premises by Lessee or his successors and assigns. Lessees shall maintain a minimum of $250,000. Liability insurance for the entire lease term and shall show Authority as a named insured.

                               OPTION TO PURCHASE

         Lessors grants to Lessee the option to purchase the premises at any time during the life of this lease (including the two renewal periods) for a purchase price which shall equal the then principal balance on the Lessor Is purchase money note at the United Bank of Milner plus all interest due to-date of exercise of said option. Lessors shall convey the premises by warranty deed, free and clear of all liens and encumbrances, except those that Lessee may have created or suffered. on delivery of the above described deed this Lease shall become void. The Lessee's right to exercise this option is made expressly conditioned upon the following:

         That Lessee has paid all sums due Lessor under this Lease Agreement so that Lessee is current in all Lessee's obligations under the Lease and no other sums are due Lessor under this Lease.

         This option shall be valid for a period of thirty (30) days from the last day of the lease term, (including the renewal periods, if applicable), and thereafter shall be null and void.

         Lessees shall pay all costs of title transfer.

IN WITNESS WHEREOF, the parties have hereunto executed this lease the day and year above written.


                                        Development Authority of Crawford
                                        County on behalf of

                                          CRAWFORD BUSINESS DEVELOPMENT CENTER
                                          Landlord

     Signed, sealed and
     delivered in the presence            BY:  /s/ Charles Westberry, Chairman
     of:                                     -----------------------------------
                                          AS its CHAIRMAN


     /s/ Darlene Chapman                  ATTEST:  /s/ Brenda Carroll, Secretary
     ------------------------------               ------------------------------
     Witness                              As its SECRETARY

     /s/ Martha Leary
     ------------------------------
     Notary Public

                             L.A. T Sportswear, Inc.

Signed, sealed and
delivered in the presence                  BY:  /s/ J. David Keller, President
of:                                             ------------------------------
                                                   Title


Witness:  /s/ Benny Nixon                  ATTEST:  /s/ John Hankinson, CFO
        ---------------------                       --------------------------
                                                       Title

/s/ Dawn Trahan
-----------------------------
Notary Public

                                    EXHIBIT A

All that tract or parcel of land lying and being in the City of Roberta, Crawford County, Georgia, and in Land Lot 81 of the Second Land District of said State and County and more particularly described by a survey by T. W. Aultman, Crawford County Surveyor dated May 30, 1978, and entitled "A Survey For Crawford County Board of Commissioners" as follows:

BEGIN at a point marked by an iron pin located at the intersection of the southerly right of way line of U.S. Highway 80 and the easterly right of way line of Industrial Park Road and from this intersection proceed South 83 12" East a distance of 529.0 feet along the southerly right of way line of U.S. Highway 80 to a point marked by an iron post; thence proceed South 1 15" West a distance of 411.57 feet to a point marked by an iron post; thence proceed North 83 26' West a distance of 526.2 feet to a point marked by an iron pin which is located on the easterly right of way line of said industrial Park Road; thence proceed North 00 53"East along the easterly right of way line of said Industrial Park Road a distance of 414.07 feet to the place or point of beginning.

Located on this property is a commercial or industrial building.

Plat of this property is recorded in Plat Book 5, Page 70, Clerk's Office, Crawford Superior Court. Reference is hereby made to this plat for a more complete description of this tract containing 5 acres according to said plat.